Exhibit 99.1

Walgreens Boots Alliance and Rite Aid Reach Agreement to Sell 865 Rite Aid Stores

to Fred’s Pharmacy

Deerfield, Ill., and Camp Hill, Pa. 20 December 2016 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) and Rite Aid Corporation (NYSE: RAD) announced today they have entered into an agreement to sell 865 Rite Aid stores and certain assets related to store operations to Fred’s, Inc. (Nasdaq: FRED) for $950 million in an all-cash transaction. The transaction is subject to Federal Trade Commission (FTC) approval, the approval and completion of the pending acquisition of Rite Aid by Walgreens Boots Alliance, and other customary closing conditions.

The agreement is being entered into to respond to concerns identified by the FTC in its review of the proposed acquisition of Rite Aid by Walgreens Boots Alliance, which was announced in October 2015. Walgreens Boots Alliance is actively engaged in discussions with the FTC regarding the transaction and is working toward a close of the Rite Aid acquisition in early calendar 2017.

The proposed divestiture transaction, if approved, would establish Fred’s Pharmacy as one of the largest drugstore chains in the United States with significant presence in areas such as the South and on the East and West Coasts. Specific locations of the stores to be divested will be announced upon FTC approval of the Walgreens Boots Alliance and Rite Aid merger.

Under the terms of the purchase agreement, Fred’s Pharmacy would acquire 865 Rite Aid stores and certain assets related to store operations, and expects to continue to employ all store associates and certain field and regional associates related to the operations of the acquired stores upon completion of the divestiture. Fred’s Pharmacy would continue to operate the acquired stores under the Rite Aid banner during a transition period. If the FTC requires divestiture of more than the 865 Rite Aid stores currently contemplated by the purchase agreement and Walgreens Boots Alliance agrees to sell such stores, the purchase agreement requires Fred’s to purchase such additional stores.

Walgreens Boots Alliance continues to expect that it will realize synergies from the acquisition of Rite Aid in excess of $1 billion, to be fully realized within three to four years of closing of the merger. These synergies, as previously disclosed, are expected to be derived primarily from procurement, cost savings and other operational matters.

“We are pleased to have found an experienced pharmacy operator for these stores,” said Walgreens Boots Alliance Executive Vice Chairman and CEO Stefano Pessina. “With this agreement, we are moving ahead with important work necessary to obtain approval of our acquisition of Rite Aid. We look forward to continuing to provide our customers and patients with the highest level of care and attention.”

“We greatly appreciate the dedication of our Rite Aid associates who are taking great care of our customers and patients during this period,” said Rite Aid Chairman and CEO John Standley. “We look forward to working closely with Fred’s to ensure a smooth, successful transition for our customers, patients and associates in the divested stores.”

BofA Merrill Lynch acted as Walgreens Boots Alliance’s financial adviser, with Sidley Austin LLP acting as its legal counsel on transaction legal matters and Weil, Gotshal & Manges LLP acting as its legal counsel on antitrust regulatory matters.

Citi acted as Rite Aid’s exclusive financial adviser, with Skadden, Arps, Slate, Meagher & Flom LLP acting as Rite Aid Corporation’s legal counsel on transaction legal matters and Jones Day acting as its legal counsel on antitrust regulatory matters.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the USA and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 400,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has over 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with over 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Botanics, Liz Earle and Soap & Glory. More company information is available at www.walgreensbootsalliance.com.

*	As of 31 August 2016, using publicly available information for AmerisourceBergen.
**	For 12 months ending 31 August 2016, using publicly available information for AmerisourceBergen.

(WBA-GEN)

Media Relations	Contact
USA / Michael Polzin International / Laura Vergani	+1 847 315 2935 +44 (0)207 980 8585

Investor Relations	Contact
Gerald Gradwell and Ashish Kohli	+1 847 315 2922

About Rite Aid

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with nearly 4,600 stores in 31 states and the District of Columbia and fiscal 2016 annual revenues of $30.7 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

Media Relations	Contact
Ashley Flower	+1 717 975 5718

Investor Relations	Contact
Matt Schroeder	+1 717 214 8867

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the companies following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. These forward-looking statements are based upon current plans, estimates and expectations, are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the possibility that the transactions may not close, including because one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals; the risk that there may be a material adverse change of Rite Aid or the acquired stores, or the business of Rite Aid or the acquired stores may suffer as a result of uncertainty surrounding the transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions, including the possibility that the expected synergies from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses and acquired stores, as applicable, will not be integrated successfully; risks associated with the financing of the proposed transactions; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; other business effects, including the effects of industry, market, economic, political or regulatory conditions or changes in federal or state laws or regulations; future exchange or interest rates or credit ratings; changes in tax laws, regulations, rates and policies; competitive developments; and risks and uncertainties discussed in the reports that Walgreens Boots Alliance and Rite Aid have filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Walgreens Boots Alliance and Rite Aid expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. A further list and description of risks and uncertainties can be found in Walgreens Boots Alliance’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and its subsequent filings, and in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 27, 2016 and its subsequent filings. There can be no assurance that the requisite regulatory approvals will be obtained, or that the transactions will be completed within the required time period. This release does not constitute an offer of any securities for sale.